Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195410, 333-217414, 333-219063, 333-231988, 333-256752, 333-272520 and 333-274321) and Form S-3 (No. 333-274345) of Patterson-UTI Energy, Inc. of our report dated February 27, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 27, 2024